Exhibit 32.01
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
The undersigned, Scott D. Dorsey, the Chief Executive Officer of ExactTarget, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certifies that:
(i) the Quarterly Report on Form 10-Q for the period ended March 31, 2013 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 10, 2013	By:	/s/ Scott D. Dorsey
Scott D. Dorsey
Chief Executive Officer (Principal Executive Officer)